EXHIBIT 99.1

j2 Global Reports Q1 2009 Results
EPS Increases 20% Versus Q1 2008; Subscriber Revenues Up 4%;
Record Free Cash Flow

LOS ANGELES—May 5, 2009—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the first quarter ended March 31, 2009.

FIRST QUARTER 2009 RESULTS

Subscriber revenues for Q1 2009 increased 4% to $59.6 million compared to $57.2 million in Q1 2008.  The Company achieved record quarterly free cash flow of $30.4 million.

Total revenues for Q1 2009 increased 3% to $60.4 million compared to $58.6 million in Q1 2008. Net earnings per diluted share for Q1 2009 increased 20% to $0.42 compared to $0.35 in Q1 2008. SFAS 123(R) expense (expensing for share-based compensation) impacted Q1 2009 net earnings and net earnings per fully diluted share by approximately $1.6 million and $0.04, respectively.

During Q1 2009, the Company improved its gross margins to 81.1% from 80.2% in Q1 2008 and its operating margins to 43.8% from 38.4% in Q1 2008.

Key financial results for first quarter 2009 versus first quarter 2008 are as follows:

	Q1 2009	Q1 2008	% Change
Subscriber Revenues	$59.6 million	$57.2 million	4%
Total Revenues	$60.4 million	$58.6 million	3%
Net Earnings per Diluted Share (1)	$0.42	$0.35	20%
(1) The estimated effective tax rate was approximately 29.90% and 29.52% for Q1 2009 and Q1 2008, respectively.

“I am pleased with our record profits this quarter and with the continued improvement in our gross and operating margins,” said Hemi Zucker, j2 Global’s chief executive officer. “We surpassed the 1.25 million paying DID milestone and we remain well positioned to extend our leadership in the current economic environment with approximately $179 million of cash and investments and no debt as of the end of Q1.”

BUSINESS OUTLOOK

For fiscal 2009, j2 Global anticipates modest revenue and earnings growth (net of expenses related to share-based compensation), inclusive of acquisitions, versus 2008 despite the ongoing global economic crisis. The Company remains well positioned to take advantage of changing customer and market conditions while continuing its focus on efficient marketing, optimizing its cost structure and deploying its cash resources into higher yielding investments such as acquisitions.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,200 cities in 46 countries on six continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2008, j2 Global had achieved 13 consecutive fiscal years of revenue growth and seven consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman j2 Global Communications, Inc. 323-372-3617 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2009 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2008 Annual Report on Form 10-K filed by j2 Global on February 25, 2009, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release regarding the Company’s expected fiscal 2009 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2009	2008

ASSETS
Cash and cash equivalents	$168,212	$150,780
Short-term investments	11	14
Accounts receivable,
net of allowances of $3,214 and $2,896, respectively	14,129	14,083
Prepaid expenses and other current assets	3,640	6,683
Deferred income taxes	2,958	2,958

Total current assets	188,950	174,518

Long-term investments	11,088	11,081
Property and equipment, net	17,952	18,938
Goodwill	80,359	72,783
Other purchased intangibles, net	39,948	36,791
Deferred income taxes	8,228	7,787
Other assets	139	142

TOTAL ASSETS	$346,664	$322,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$16,417	$16,915
Income taxes payable	5,391	1,800
Deferred revenue	13,535	13,680

Total current liabilities	35,343	32,395

Accrued income tax liability	40,369	38,643
Other long-term liabilities	857	1,022

Total liabilities	76,569	72,060

Commitments and contingencies	–	–

Stockholders' Equity:
Preferred stock	–	–
Common stock	523	523
Additional paid-in capital	133,530	131,185
Treasury stock	(112,671)	(112,671)
Retained earnings	253,495	234,843
Accumulated other comprehensive loss	(4,782)	(3,900)

Total stockholders' equity	270,095	249,980

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$346,664	$322,040

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2009	2008
	(UNAUDITED)	(UNAUDITED)
Revenues
Subscriber	$59,640	$57,215
Other	751	1,433

Total revenue	60,391	58,648

Cost of revenues (including share-based compensation of $281 and $175 for the three months of 2009 and 2008, respectively)	11,392	11,631

Gross profit	48,999	47,017

Operating expenses:
Sales and marketing (including share-based compensation of $377 and $338 for the three months of 2009 and 2008, respectively)	8,885	10,214
Research, development and engineering (including share-based compensation of $196 and $214 for the three months of 2009 and 2008, respectively)	2,943	3,147
General and administrative (including share-based compensation of $1,441 and $1,300 for the three months of 2009 and 2008, respectively)	10,706	11,157

Total operating expenses	22,534	24,518

Operating earnings	26,465	22,499

Interest and other income, net	142	1,328

Earnings before income taxes	26,607	23,827

Income tax expense	7,955	7,033

Net earnings	$18,652	$16,794

Basic net earnings per common share	$0.43	$0.36

Diluted net earnings per common share	$0.42	$0.35

Basic weighted average shares outstanding	43,627,071	47,258,118

Diluted weighted average shares outstanding	44,728,911	48,330,042

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008

Cash flows from operating activities:
Net earnings	$18,652	$16,794
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	3,655	3,108
Share-based compensation	2,295	2,027
Excess tax benefits from share-based compensation	(5)	(239)
Provision for doubtful accounts	347	304
Deferred income taxes	(440)	(596)
Loss on disposal of fixed assets	–	26
Loss on trading securities	3	–
Changes in assets and liabilities, net of effects of business combinations:
Decrease (increase) in:
Accounts receivable	(146)	(1,005)
Prepaid expenses and other current assets	108	651
Other assets	5	43
Increase (decrease) in:
Accounts payable and accrued expenses	(1,482)	704
Income taxes payable	6,775	4,392
Deferred revenue	(339)	(200)
Accrued income tax liability	1,727	1,416
Other	(3)	(14)

Net cash provided by operating activities	31,152	27,411

Cash flows from investing activities:
Sales of available-for-sale investments	–	36,170
Purchases of held-to-maturity investments	–	(475)
Redemptions/Sales of held-to-maturity investments	–	9,607
Purchases of property and equipment	(721)	(469)
Acquisition of businesses, net of cash received	(11,905)	(64)
Purchases of intangible assets	(423)	(1,044)

Net cash (used in) provided by investing activities	(13,049)	43,725

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(34)	(75,987)
Issuance of common stock under employee stock
purchase plan	33	59
Exercise of stock options	42	97
Excess tax benefits from share-based compensation	5	239

Net cash provided by (used in) financing activities	46	(75,592)

Effect of exchange rate changes on cash and cash equivalents	(717)	1,451

Net increase (decrease) in cash and cash equivalents	17,432	(3,005)

Cash and cash equivalents, beginning of period	150,780	154,220

Cash and cash equivalents, end of period	$168,212	$151,215

j2 Global Communications, Inc.
Free Cash Flows

	Q1	Q2	Q3	Q4	YTD
2009
Net cash provided by operating activities	31,152				31,152
Less: Purchases of property and equipment	(721)				(721)
	30,431	–	–	–	30,431

	Q1	Q2	Q3	Q4	YTD
2008
Net cash provided by operating activities	27,411	23,840	15,676	23,789	90,716
Less: Purchases of property and equipment	(469)	(796)	(937)	(305)	(2,507)
	26,942	23,044	14,739	23,484	88,209

2007
Net cash provided by operating activities	26,659	23,113	18,656	25,779	94,207
Less: Purchases of property and equipment	(529)	(2,506)	(2,940)	(4,340)	(10,315)
	26,130	20,607	15,716	21,439	83,892